Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Cable One, Inc. 2015 Omnibus Incentive Compensation Plan and the Cable One, Inc. Deferred Compensation Plan of our report dated February 27, 2015 relating to the financial statements, which appear in Cable One Inc.’s Form 10-12B (File No. 001-36863) effective as of June 5, 2015, filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
July 1, 2015